UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K/A
(Amendment No. 1)

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): June 6, 2012

Ormat Technologies, Inc.

 (Exact Name of Registrant as Specified in Its Charter)

Delaware (State or Other Jurisdiction of Incorporation)	001-32347 (Commission File Number)	No. 88-0326081 (I.R.S. Employer Identification No.)

6225 Neil Road, Reno, Nevada (Address of Principal Executive Offices)	89511-1136 (Zip Code)

(775) 356-9029
(Registrant’s Telephone Number, Including Area Code)

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

TABLE OF CONTENTS

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Signatures

INFORMATION TO BE INCLUDED IN THE REPORT

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Ormat Technologies Inc. (the “Company”) is filing this Form 8-K/A to update and supplement the information disclosed in the Company’s Current Report on Form 8-K which was originally filed with the Securities and Exchange Commission (“SEC”) on May 24, 2012.

(d)(3)           On June 6, 2012, the Board appointed Mr. David Granot and Mr. Robert E. Joyal to the Company’s Audit Committee.  In addition, on June 6, 2012, the Board appointed Mr. Gillon Beck and Mr. Yoram Bronicki to the Company’s Nominating and Corporate Governance Committee, and Mr. Ami Boehm to the Company's Compensation Committee.

(d)(5)           The Company has entered into indemnification agreements with each of the four new Directors, pursuant to which the Company has agreed to indemnify the new Directors under certain circumstances for acts or omissions in connection with their service on the Board.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ORMAT TECHNOLOGIES, INC.

By:	/s/ Yehudit Bronicki
Name: Yehudit Bronicki
Title: Chief Executive Officer

Date:  June 7, 2012